                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT, entered into as of August 31, 1998, between DISABILITY REINSURANCE MANAGEMENT SERVICES, INC., a Delaware corporation (hereinafter called the "Company"), and James T. Fallon of Yarmouth, Maine (hereinafter called "Executive").

     WHEREAS, CORE, INC., a Massachusetts corporation ("CORE"), is acquiring all the capital stock of the Company pursuant to a Capital Stock Purchase Agreement of even date herewith among CORE, the Company, Executive and other former stockholders of the Company (the "Stock Purchase Agreement");

     WHEREAS, in connection with the closing of said Stock Purchase Agreement CORE, the Company and Executive desire the Company and Executive to enter into an employment agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is acknowledged by both parties hereto, the Company and Executive agree as follows:

     1. EMPLOYMENT. The Company will employ Executive and Executive will serve the Company as a member of the Company's Board of Directors and a Managing Director, all upon the terms and conditions provided herein. During the term of this Agreement, Executive shall not be assigned to any position of lesser authority or responsibility than those attending the office or offices described in this Section.

     2. DUTIES. Executive shall report to the Chief Executive Officer of CORE and the Board of Directors of the Company. The Executive (in conjunction with the other Managing Directors of the Company) shall be responsible for the day-to day business, operations and affairs of the Company. Additionally, Executive (in conjunction with the other Managing Directors of the Company) shall make recommendations to the CORE Board of Directors or Compensation Committee concerning grants of incentive stock options of CORE stock for Company employees (such recommendations to be consistent with stock options awards for other employees of CORE and its subsidiaries which shall be considered in good faith by the CORE Board of Directors and/or Compensation Committee).


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

     The Executive recognizes the ultimate authority of CORE (the stockholder of the Company) and CORE management for all material matters involving the Company, including, without limitation, matters relating to significant litigation, significant capital expenditures in excess of $250,000, responses to other Managing Directors leaving the Company for any reason, compliance with reasonable CORE policies and procedures (including finance and accounting procedures as a subsidiary of a publicly reporting company) and responses to disparities of at least 30% between projected EBIT targets and actual operating results for any calendar year after 1998.

     Executive's principal place of employment shall be located in the Greater Portland area at least until the third anniversary of the date hereof.

     3. TERM. The term of Executive's employment hereunder shall be for the period beginning on the date hereof, and ending September 30, 2000 (the "Term"). Executive may extend the Term of this Agreement through any additional period through September 30, 2001 (the "Executive Extension") upon written notice to the Company provided, during the Executive Extension Executive shall provide Company with at least 90 days advance written notice of termination. After the scheduled Term and any Executive Extension, the employment of Executive hereunder shall continue until terminated by either party upon giving to the other party 90 days advance prior notice of termination. This Employment Agreement is subject to earlier termination as set forth in Section 8 hereof.

     4. COMMITMENT OF EXECUTIVE. During the term of this Agreement, Executive shall be employed by the Company on a full-time basis, and shall perform his duties during the normal business hours of the Company. During the term of this Agreement, Executive shall not perform work for compensation (except for reimbursement of reasonable expenses approved by the Company) within the industry in which the Company, CORE or any of CORE's subsidiaries are active for any person or entity other than the Company without first obtaining the prior written consent of the Board of Directors of the Company.

     5.  COMPENSATION.

          (a) SALARY. During the Term of this Agreement, the Company agrees to compensate Executive at the rate of not less than $195,950.00 per annum. Executive's salary shall not be reduced below this amount without his consent.


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

          (b) PAYROLL POLICIES. Executive's compensation shall be paid in installments pursuant to the Company's personnel policies, as they may be amended from time to time, less any applicable federal, state or local payroll tax deductions incident on Executive.

          (c) BONUSES. Executive shall be eligible to receive a bonus or bonuses on the same merit basis as other CORE executives as determined by the Board of Directors of CORE or the Compensation Committee of CORE, at its sole discretion, based upon performance and other factors.

     6. ETHICAL CONDUCT. Executive agrees to adhere to all recognized professional ethics and customs, and to avoid all actions or conduct which injures in any way, directly or indirectly, the professional standing and reputation of the Company or any of the Company's affiliated corporations or employees. Executive represents and warrants he is free to enter into this Employment Agreement and that there are no employment contracts, restrictive covenants or other obligations preventing full performance of his duties hereunder.

     7. FRINGE BENEFITS. The Company agrees to maintain employee benefits set forth on SCHEDULE A attached hereto until at least the first anniversary of the date hereof, and thereafter such benefits shall be modified upon the approval of the Company's Board of Directors.

          (a) VACATION. Executive shall be entitled to a vacation period not to exceed five (5) weeks in any calendar year of his employment without loss of compensation. In the event that Executive's employment is terminated for any reason prior to the expiration of a full calendar year, the vacation period to which he is entitled shall be prorated, and he shall receive compensation on account of any unused vacation days in addition to his regular compensation for the period prior to his termination. Vacation time for a given calendar year is earned at a rate of 10% per month of work completed from July of the prior calendar year through April of the current year. Executive shall not be entitled to carry previously allowed vacation time except as otherwise permitted by Company's policies as set forth on SCHEDULE A attached hereto.

          (b) HOLIDAYS AND SICK LEAVE. In addition to his vacation time, Executive shall be entitled without loss of compensation to those holidays to which employees of the Company are entitled under the personnel policies of the Company. Sick leave shall be accumulated for Executive in accordance with the personnel policies of the Company.

          (c) HEALTH CARE BENEFITS. Executive shall be furnished with a health care benefit


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package consistent with benefits available to other Company employees as now in effect and set forth on SCHEDULE A attached hereto, and as modified hereafter in accordance with requirements set forth in the first sentence of this Section.

          (d) DISABILITY BENEFITS. The Company agrees to continue Executive's full salary and fringe benefits for a period of short-term disability not to exceed one hundred eighty (180) days (or such longer period as may be required to qualify for benefits under the long-term disability policies sponsored by the Company and then in effect) during which Executive is unable to work on account of illness or injury. The Company shall provide Executive at the Company's expense a long-term disability benefit which shall be substantially similar to long term disability benefits available to other Company employees as now in effect and set forth on SCHEDULE A attached hereto, and as modified hereafter in accordance with requirements set forth in the first sentence of this Section.

          (e) STOCK OPTIONS. Executive shall be eligible, on the same merit basis as other CORE executives, to receive grants of options for the purchase of CORE common stock pursuant to CORE INC.'s 1997 Stock Option Plan (and any successor plan) as determined by the Board of Directors of CORE or the Compensation Committee of CORE, at its sole discretion, based upon performance and other factors.

          (f) OTHER FRINGE BENEFITS. Executive shall be entitled to additional fringe benefits as set forth on SCHEDULE A attached hereto and consistent with the personnel policies of the Company as determined by the Company's Board of Directors in accordance with the first sentence of this Section.

     8.  TERMINATION OF AGREEMENT.

          (a) CAUSE. Executive's employment hereunder may be terminated immediately by the Company for "Cause". For the purpose of this Agreement, "Cause" means:

               (i) willful breach or habitual neglect of the duties Executive is required to perform hereunder that is not cured within fifteen days (15) days after written notice of the breach or neglect;

               (ii) any illegal act by Executive injurious to the business or reputation of the Company;

               (iii) Executive's engagement in gross misconduct;


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

               (iv) Executive's conviction of any crime which constitutes a felony in the jurisdiction committed (whether or not involving the Company);

               (v) the failure of the Company to attain for any of the calendar years 1999-2000 at least 50% of its annual projected EBIT as set forth in SCHEDULE B attached hereto; or

               (vi) a material breach by Executive of any material provision of this Agreement.

     If the Company desires to terminate Executive's employment hereunder Cause, the Company shall give Executive written notice of the termination date and shall specify in said notice the termination provision of the Agreement and the factual basis upon which the termination action is based.

          (b) DISABILITY. Executive's employment hereunder may also be terminated at the election of the Company in the event that Executive is disabled from performing his duties hereunder for a period of at least one hundred eighty (180) days (or such longer period as may be required to qualify for benefits under the long-term disability policies sponsored by the Company and then in effect) during the Term. In the event Executive's employment is terminated by the Company because of such a disability of Executive, the Company shall give Executive notice of a termination date, which shall not be less than thirty (30) days subsequent to the date of the notice, and Executive's employment hereunder shall terminate on the termination date as so established by the Company.

          (c) DEATH. Executive's employment hereunder shall terminate automatically upon the death of Executive.

          (d) EFFECT OF TERMINATION FOR CAUSE, DISABILITY OR DEATH. If Executive's employment terminates pursuant to Section 8(a), 8(b), or 8(c), the Company shall pay Executive his full salary and other benefits (including accrued and unused vacation and sick time for such year) through the date of termination of Executive's employment at the rate then in effect, and the Company shall have no further obligations to Executive under this Agreement, except for salary continuation or disability benefits provided herein and for continuation of benefits required by applicable law.

     9.  COVENANT NOT TO COMPETE; NON-SOLICITATION; CONFIDENTIAL INFORMATION.


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

          (a) In consideration of and as an inducement to the Company to enter into this Employment Agreement, Executive shall not, for a period commencing on the date hereof and ending on the later of (i) September 30, 2001 or (ii) one year after Executive's termination of employment with the Company and its Affiliates (as defined in Section 9(h), below), for any reason (the later of (i) or (ii) above being referred to as the "Covenant End Date"), serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm, company, corporation or entity (other than the Company or one of its Affiliates, or CORE or one of CORE's wholly-owned subsidiaries) engaged within the geographical area of the United States in competition with the business of the Company or its Affiliates, or any business of CORE or its Affiliates.

          (b) Executive agrees that for a period commencing with the date of this Agreement and ending on the Covenant End Date:

               (i) Executive will not directly or indirectly solicit, hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, advisor, independent contractor or otherwise) any employee or consultant of the Company and its Affiliates or any person who was an employee or consultant of any such corporations (and will not assist any subsequent employer of Executive or related entity or person in taking any such actions);

               (ii) Executive will not induce or attempt to induce any customer, client supplier, licensee or other business relation of the Company and its Affiliates to cease doing business with the Company and its Affiliates, or in any way interfere with the relationship or potential relationship between any such customer, client, supplier, licensee or business relation and the Company and its Affiliates; and

               (iii) Executive shall not solicit or attempt to solicit, or accept business from, any entity which at any time during the twelve month period prior to the date of termination of Executive's employment with the Company and its Affiliates, was a client or customer of the Company and its Affiliates, for the purpose of doing business with such client or customer in competition with the Company and its Affiliates. For the purpose of this covenant, the clients and customers of the Company and its Affiliates shall include those entities with which the Company and its Affiliates had held discussions or negotiations concerning services of the Company and its Affiliates which are in competition with Executive's solicited business.


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

          (c) PUBLICLY-HELD STOCK. Nothing herein contained shall prevent Executive from holding or making an investment in:

               (i) securities listed on a national securities exchange or sold in the over-the-counter market, provided that such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this Section; or

               (ii) interests in a mutual fund or other pooled investment vehicle in which Executive has less than a one percent (1%) interest.

          (d) CONFIDENTIAL INFORMATION. Executive acknowledges that the Confidential Information (as defined below) relating to the business of the Company and its Affiliates which Executive has obtained or will obtain during the course of his association with the Company is the property of the Company and its Affiliates. Executive agrees that he will not disclose or use at any time, either during or after his employment with the Company, any Confidential Information without the written consent of the Board of Directors of the Company (the "Board") unless such use or disclosure: (A) is undertaken in the course of performing Executive's duties for the Company and is reasonably expected to be in the best interests of the Company; (B) relates to federal or state tax matters for periods ending on or prior to August 31, 1998 and is disclosed in connection with the preparation or audit of tax returns for such period or is otherwise necessary for determination of Executive's proper tax liability; and (C) in connection with confirmation or determination of the amount of Additional Consideration payable under the Stock Purchase Agreement. Executive agrees to deliver to the Company upon termination of his employment with the Company, or at any other time the Company may request, all memoranda, notes, plans, records, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company and its Affiliates no matter where such material is located and no matter what form the material may be in, which Executive may then possess or have under his control. If requested by the Company, Executive shall provide the Company with written confirmation that all such materials have been delivered to the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

     Without limiting or reducing Executive's obligations under Sections 9(a) or (b) hereof,


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

nothing in this subsection (d) or in the definition of Confidential Information shall be construed as depriving Executive from earning a livelihood from the exercise of personal professional skills and expertise developed before, during or after his employment with the Company.

          (e) DEFINITION OF "CONFIDENTIAL INFORMATION". "Confidential Information" shall mean:

               (i) All proprietary systems, methods, designs, programs, and procedures that are unique to the operations and practices of the Company (whether instituted or commenced prior or subsequent to the date of this Agreement); and

               (ii) All plans, books, records, documents, notes, customer and prospective customer lists and other recorded information concerning the operations, business activities, strategies, practices, analyses and personnel of the Company, as they may exist from time to time, which the Company keeps or has taken reasonable efforts to keep confidential and which is not or has not become publicly known (other than as a result of Executive's breach of any confidentiality obligation to the Company).

     Confidential Information shall not include any information which (A) is publicly disclosed by law or in response to an order of a court or governmental agency, (B) becomes publicly available through no fault of Executive, or (C) has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

          (f) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company and its Affiliates, Executive acknowledges that a breach of any of the covenants contained in this Agreement could result in material irreparable injury to the Company and its Affiliates for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary and permanent injunction restraining Executive from engaging in any activities prohibited by this Agreement or such other equitable relief as may be required to enforce specifically any of the covenants of this Agreement.

     If Executive is requested or required to disclose Confidential
Information


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

pursuant to a subpoena or an order of a court or governmental agency, Executive shall:

               (i) Promptly notify the Company of the existence, terms and circumstances surrounding the request or requirement;

               (ii) Consult with the Company on the advisability of taking steps to resist or narrow the request;

               (iii) If disclosure of any information is required, furnish only that portion of such information as Executive is advised by counsel which is legally required to be disclosed; and

               (iv) Cooperate with the Company in its efforts to obtain an order or other reliable assurance that Confidential Information treatment will be accorded to that portion of the Confidential Information that is required to be disclosed.

          (g) REASONABLENESS OF RESTRICTIONS. The parties are of the view that the restrictions placed on Executive herein, in the light of all the circumstances (including, without limitation the closing of the Stock Purchase Agreement (defined in Section 16, below)), are reasonable as to scope, period of time and geographical area. Nevertheless, it is the intent of the parties that this Agreement be enforceable and restrict Executive's activities only to the extent permitted by law. Accordingly, in the event that any provisions in this Agreement shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time over too large a geographic area or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

          (h) DEFINITION OF "COMPANY AND ITS AFFILIATES". For the purposes of Sections 9 and 10, "Company and its Affiliates" shall mean the Company, CORE, INC., and all direct and indirect subsidiaries of CORE, INC. and the Company.

     10. AVAILABILITY OF RECORDS. During the term of this Agreement and continuing until March 31, 2003, the Company agrees to make available to Executive, his executors, administrators or heirs, for inspection on the premises of the Company during normal working hours, copies of any records relating to activities while employed by the Company and which relate to any rights or benefits to which Executive was entitled at the time of his termination of employment. However, upon the termination of this Agreement, Executive shall not be


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

entitled to retain any records or charts of the Company in his  possession.

     11.  ALTERNATIVE DISPUTE RESOLUTION.

          (a) With the exception of actions under Section 9 of this Agreement or termination for Cause under clauses (iv) or (vi) of the definition thereof (which shall be submitted to arbitration pursuant to subsection (b) without mediation under this subsection), any controversy, dispute or questions arising out of, in connection with, or in relation to this Agreement or its interpretation, performance or non-performance or any breach thereof shall be resolved through mediation.

          (b) Any controversy or claim arising under or relating to this Agreement, or breach thereof, that is not resolved, or is not required to be resolved, by mediation under subsection (a), shall be settled by arbitration in Portland, Maine in accordance with the rules of the American Arbitration Association as in effect from time to time. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     Anything contained in this Section 11 notwithstanding, Executive agrees that, in the event of any actual or threatened breach by Executive of his undertakings in Section 9, the Company shall be entitled to immediate temporary injunctive and other equitable relief awarded in or in aid of arbitration as provided herein.

     12. ASSIGNABILITY. This Agreement shall inure to the benefit of the successors and assigns of the Company. However, this Agreement is personal to Executive, and he may not assign any of his rights or obligations hereunder.

     13. AMENDMENTS. No amendment of or variation in the terms of this Agreement shall be valid unless made in writing and signed by Executive and a duly authorized representative of the Company.

     14. NOTICES. Any notice required or permitted under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses:


          To the Company at:

          George C. Carpenter IV
          Disability Reinsurance Management Services, Inc.


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

          c/o CORE, INC.
          18881 Von Karman Avenue, Suite 1750
          Irvine, California 92612

          with a copy to:

          Stephen M. Kane, Esq.
          Rich, May, Bilodeau & Flaherty, P.C.
          294 Washington Street
          Boston, MA  02108-4675

          To Executive at:

          James T. Fallon
          35 Essex Drive
          Yarmouth, ME 04096

     15. RULES OF CONSTRUCTION; HEADINGS AND VALIDITY. This Agreement shall be construed in accordance with the laws of Maine.

     The headings contained in this Agreement are for reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

     If any provision of this Agreement or portion of such provision, or the application thereof under any circumstances, is held invalid, the remainder of this Agreement (or the remainder of such provision) and the application thereof under other circumstances shall not be affected by such partial invalidity.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as are specifically set forth herein. This Agreement has been entered into simultaneously with the closing of the Stock Purchase Agreement and shall be construed in a manner that is consistent with the provisions and intent of the Stock Purchase Agreement. Except as otherwise provided by this Agreement, no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or


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shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     IN WITNESS WHEREOF, the parties to this Agreement have caused the same to be executed as of the 31st day of August, 1998.

                                       DISABILITY REINSURANCE MANAGEMENT
                                       SERVICES, INC.
                                       ("Company")

                                       By: /s/ [ILLEGIBLE]
                                           -----------------------------------

                                           /s/ James T. Fallon
                                           -----------------------------------
                                           James T. Fallon
                                           ("Executive")




ATTACHMENTS
Schedule A- Fringe Benefits
Schedule B- EBIT Targets


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